Exhibit 99.1

XpresSpa Group, Inc. Announces 10 Million Share Increase in Stock Repurchase Program

NEW YORK, May 20, 2022 - XpresSpa Group, Inc. (Nasdaq: XSPA), a travel health and wellness company, today announced that its Board of Directors has authorized a 10 million share increase to its existing stock repurchase program and to extend it through September 15, 2023.

The original stock repurchase program, announced in August 2021, was for 15 million shares, and there were approximately 3.2 million shares remaining under that original authorization as of the date of such increase, bringing the current authorization to approximately 13.2 million shares. Since initiating the stock repurchase plan on August 31, 2021, the Company has repurchased approximately 11.8 million shares through March 31, 2022 for total consideration of approximately $18. 9 million.

Bruce Bernstein, Chairman of the Board of XpresSpa Group, Inc., stated, “Our balance sheet strength positions us well to execute on the expanded stock repurchase program while we invest in the continued growth of the Company. The expansion of this authorization also further validates our belief that our stock is substantially undervalued.”

The shares may be repurchased on the open market, in privately negotiated transactions, or otherwise in accordance with applicable federal securities laws. The specific timing and amount of future repurchases will be determined by market conditions, cash flow requirements, securities law limitations, and other factors. Repurchases may continue from time to time, as conditions permit, until the number of shares authorized to be repurchased have been acquired, or until the authorization to repurchase is terminated or expires, whichever occurs first.

The share repurchase authorization will be used at management’s discretion and will expire on September 15, 2023, unless further extended by the Board of Directors. The repurchase program may also be suspended, modified, or discontinued at any time.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company operating three brands: XpresCheck®, XpresSpa®, Treat™.

•	XpresCheck is a leading on-site airport provider of Covid-19 screening and diagnostic testing with 15 locations in 12 domestic airports. XpresCheck is also partnered with the CDC and Concentric by Ginkgo, conducting biosurveillance monitoring at four major domestic airports to identify existing and new SARS-CoV-2 variants.

•	XpresSpa is a leading airport retailer of wellness services and related products, with 23 locations in 13 airports globally.
•	Treat is a travel health and wellness brand that is providing on-demand access to healthcare through technology and personalized services, including two domestic airport locations.
•	To further build on XpresSpa Group’s expertise in the health and wellness space, the Company acquired HyperPointe in January 2022, a leading digital healthcare and data analytics relationship marketing agency serving the global healthcare industry.

To learn more about XpresCheck, visit: www.XpresCheck.com

To learn more about XpresSpa, visit www.XpresSpa.com

To learn more about Treat, visit: www.Treat.com

To learn more about HyperPointe, visit: www.Hyperpointe.com

Twitter: @xprescheck and Instagram: @realxprescheck

Twitter: @XpresSpa and Instagram: @XpresSpa

Twitter: @Treat_Care and Instagram: @treat_care

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098